UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 24, 2024, Fulcrum announced the approval by its board of directors of a plan to reprioritize research and development activities to focus on advancing pociredir for the treatment of sickle cell disease, novel therapeutic agents for the treatment of Diamond-Blackfan anemia, and its early discovery programs. The plan will reduce the Company’s workforce from 80 to 51 full-time employees, including a reduction of positions across both research and development and general and administrative.

Fulcrum expects to incur one-time costs of approximately $2.0 million in connection with this workforce reduction, primarily related to cash payments for severance. The Company communicated the workforce reduction on September 24, 2024, and expects the majority of the costs associated with the reduction to be incurred during the third quarter ending September 30, 2024. The Company expects that the implementation of the workforce reduction will be substantially complete by the end of the third quarter of 2024. The workforce reduction is expected to result in annual operating expense savings of approximately $10.0 million beginning in the first quarter of 2025. The charges Fulcrum expects to incur in connection with this reduction in force are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. Fulcrum may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this report are forward-looking statements, including statements regarding the strategic operational realignment, estimated cost savings, estimated charges, suspending losmapimod development; redeployment of resources; further advancement of pociredir and Fulcrum’s earlier stage program for DBA and other discovery programs; among others. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s ability to realize the cost savings from the realignment; advance any earlier stage product candidates in or into clinical trials; initiating and enrolling clinical trials on the timeline expected or at all; replicating in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials; obtaining, maintaining or protecting intellectual property rights related to any product candidates; obtaining and maintaining necessary approvals from the FDA and other regulatory authorities; managing expenses; managing executive and employee turnover; and raising the substantial additional capital needed to achieve its business objectives, among others. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fulcrum’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in Fulcrum’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this report represent Fulcrum’s views as of the date hereof and should not be relied upon as representing Fulcrum’s views as of any date subsequent to the date hereof. Fulcrum anticipates that subsequent events and developments will cause Fulcrum’s views to change. However, while Fulcrum may elect to update these forward-looking statements at some point in the future, Fulcrum specifically disclaims any obligation to do so.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	September 24, 2024	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer